Exhibit (a)(1)(E)

Notice of Guaranteed Delivery

With Respect to the Offer to Purchase

All Outstanding Shares of Common Stock

of

EVOKE PHARMA, INC.

at

$11.00 per share in cash

Pursuant to the Offer to Purchase dated November 17, 2025

by

QOL-EOS MERGER SUB, INC.,

a direct wholly-owned subsidiary of

QOL MEDICAL, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 15, 2025, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the certificates (if any) for shares of common stock, par value $0.0001 per share (the “Shares”), of Evoke Pharma, Inc., a Delaware corporation and any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer (the “Depositary”) prior to one minute following 11:59 p.m., New York City Time, on December 15, 2025, unless extended or earlier terminated as permitted by the Agreement and Plan of Merger, dated as of November 3, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”). Such form must be mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Broadridge Corporate Issuer Solutions, LLC

If delivering by mail:	If delivering by express mail or other expedited mail service:

Broadridge, Inc. Attention: BCIS Re-Organization Dept.	Broadridge, Inc. Attention: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, NY 11717-0718	Edgewood, NY 11717

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal (as defined below) is required to be guaranteed by an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to QOL-EOS Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of QOL Medical, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”), which, together with the Offer to Purchase, collectively constitute the “Offer,” receipt of which is hereby acknowledged, the following Shares, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Holder(s)

(please print)
Address(es):

(Zip Code)

Area Code, Telephone No(s), Email Address:

Dated: ________________, 202__	Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (a) that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) that such tender of Shares complies with Rule 14e-4 and (c) the delivery to the Depositary of the certificates (if any) for all such tendered Shares, together with a properly completed and duly executed Letter of Transmittal and with any required signature guarantee and any other required documents, all within one Nasdaq Stock Market trading day of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name) (Please Print)

(Area Code and Telephone Number)

Dated:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.